SNOWDEN
MINING INDUSTRY CONSULTANTS
Suite 720 - 1090 Pender Street
Vancouver, BC V6E 2N7
Telephone: (604)683-7645
Facsimile: (604)683-7929

Exhibit 14.6 To
Form 20-F

May 14, 2004

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re: Reports on the Maverick Springs Project, Nevada.

Snowden Mining Industry Consultants:

o	has reviewed the summary of the estimate of resources at the Maverick Springs Project in Nevada included in the Form 20-F for the year ended December 31, 2003 of Silver Standard Resources Inc. ("Silver Standard");

o	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Maverick Springs Project in Nevada;

o	consents to being referenced in the Form 20-F for the year ended December 31, 2003 of Silver Standard; and

o	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2003 of Silver Standard.

Yours Sincerely,

SNOWDEN MINING INDUSTRY CONSULTANTS INC.

"Richard Goodwin"

Richard Goodwin
General Manager